Exhibit 99.2

HealthLynked Appoints Duncan McGillivray as Chief Operating Officer to Accelerate National Expansion and Nasdaq Uplisting Strategy

NAPLES, Fla., Dec. 08, 2025 (GLOBE NEWSWIRE) — via IBN — HealthLynked Corp. (OTCQB: HLYK), the nation’s leading patient-centric healthcare networking platform, today announced the appointment of Duncan McGillivray, MBA, as its new Chief Operating Officer (COO). McGillivray brings more than 30 years of executive leadership across healthcare, technology, capital markets, and large-scale project finance. In his new role, he will drive HealthLynked’s operational scale-up, support national payer and employer partnerships, and lead capital formation and banking relations as the company advances its efforts to uplist to the Nasdaq Capital Market.

Proven Executive With Deep Healthcare, Technology & Financial Expertise

Mr. McGillivray holds an MBA from Columbia Business School and a BA from Pomona College, two of the nation’s most prestigious academic institutions. His career spans senior leadership roles across healthcare systems, fintech, AI-driven health analytics, community development finance, and capital project advisory work.

Over his 35-year career, he has:

●	Advised on more than $1 billion in hospital and healthcare facility development projects, including major ground-up construction, rehabilitation, and acquisition initiatives.

●	Served as Senior Vice President & COO of Healthcare Community Development Group, working with hospital CEOs, CFOs, and Boards across the U.S. and facilitating complex financing structures through the U.S. Treasury’s $76 billion of allocation sized New Markets Tax Credit program.

●	Acted as a National Capital Project Advisor for a U.S. Department of Health & Human Services’ (HRSA) national cooperative partner Capital Link, where he helped guide the nation’s approximately 1,400 Federally Qualified Health Centers and supported over $200 million in funded healthcare projects.

●	Led discussions regarding advanced analytics, AI-enabled care models, and interoperability-driven system transformation with the CIOs and CMIOs at many large hospitals across the USA while representing a hospital focused digital EHR management company whose investors include Microsoft and whose clients have included NASA, MIT, Disney and Catholic Health Initiatives.

Driving Capital Strategy & Nasdaq Uplisting

In addition to leading daily operations, McGillivray will oversee HealthLynked’s capital-raising strategy, investor-engagement programs, and banking relationships that support the company’s planned Nasdaq uplisting in 2026. His extensive background in finance, including prior roles with Bank of America, Morgan Guaranty Trust, Union Bank, and the Bank of California—positions him to accelerate HealthLynked’s growth trajectory as it expands nationwide.

“With Duncan’s combination of operational leadership, healthcare expertise, and sophisticated capital markets experience, HealthLynked is significantly strengthening its executive team at a pivotal time,” said Dr. Michael Dent, Founder, Chairman & CEO of HealthLynked. “His experience working with national health systems, payers, technology platforms, and financing partners will be instrumental as we expand ARI, scale our provider network, and advance toward our Nasdaq listing.”

Supporting National Expansion & AI-Driven Healthcare Transformation

McGillivray will also help guide the rollout of ARI, HealthLynked’s patented AI healthcare guide, as well as the company’s participation in nationwide initiatives such as TEFCA interoperability, “Kill the Clipboard,” and the federal government’s recently launched Genesis Mission to accelerate AI-driven scientific discovery.

“I’m excited to join HealthLynked at a moment when AI, interoperability, and consumer-driven platforms are reshaping the future of healthcare,” said McGillivray. “HealthLynked has the key building blocks—technology, partnerships, and a national vision—to deliver real change, and I’m honored to help drive its next phase of growth.”

About HealthLynked Corp.

HealthLynked Corp. enhances healthcare through personalized care management that improves outcomes and reduces costs. Its cloud-based platform connects patients with providers for virtual or in-office appointments and consolidates medical records into one secure, accessible location.

With AI-driven insights and integrated telehealth services, HealthLynked empowers patients and providers to coordinate care more effectively, while delivering substantial savings on prescriptions and healthcare services. The platform supports enterprise partnerships, offering scalable solutions to healthcare networks and digital health innovators.
Learn more at www.hlykgroup.com

Download the HealthLynked App:

●	Apple App Store

●	Google Play Store

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Such statements are inherently uncertain and may differ materially from actual results. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties, and assumptions. HealthLynked disclaims any obligation to update these statements except as required by law.

Investor & Media Contact

HealthLynked Corp.
1265 Creekside Parkway, Suite 200
Naples, FL 34108
Phone: +1 (800) 928-7144
Email: IR@healthlynked.com

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